                                                                                                   Exhibit 32.1. and
Exhibit 32.2
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, Jeffrey Peterson, Chief Executive Officer, and Jeffrey Peterson, Principal Financial Officer, of PMI Construction Group (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period June 30, 2013 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 19, 2013
By:  /s/ Jeffrey Peterson
        Jeffrey Peterson
Chief Executive Officer/Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to PMI Construction Group and will be retained by PMI Construction Group and furnished to the Securities Exchange Commission or its staff upon request.